EXHIBIT 77C - OPPENHEIMER INTERNATIONAL VALUE FUND

SPECIAL SHAREHOLDER MEETING (Unaudited)

On June 21, 2013, a shareholder meeting of Oppenheimer International Value Fund (the “Fund”) was held at which the twelve Trustees identified below were elected to the Fund (Proposal No. 1).  At the meeting the sub-proposals below (Proposal No. 2 (including all of its sub-proposals)) and an Agreement and Plan of Reorganization to reorganize the Fund into a Delaware statutory trust (Proposal No. 3) were approved as described in the Fund’s proxy statement dated April 12, 2013.  The following is a report of the votes cast:

Nominee/Proposal                                           For                                Withheld

Trustees

Brian F. Wruble                                           49,171,444                                1,676,259
David K. Downes                                       49,130,904                                1,716,799
Matthew P. Fink                                          49,242,647                                1,605,055
Edmund Giambastiani, Jr.                          49,130,925                                1,716,777
Phillip A. Griffiths                                      49,114,765                                1,732,938
Mary F. Miller                                            49,260,350                                1,587,353
Joel W. Motley                                           49,166,336                                1,681,367
Joanne Pace                                                 49,166,210                                1,381,493
Mary Ann Tynan                                       49,171,318                                1,676,385
Joseph M. Wikler                                       49,275,807                                1,571,896
Peter I. Wold                                               49,169,673                                1,678,030
William F. Glavin, Jr.                                  49,296,412                                1,551,291

2a:  Proposal to revise the fundamental policy relating to borrowing
For                                         Against                                Abstain
46,033,085                              1,199,962                                484,303

2b-1:  Proposal to revise the fundamental policy relating to concentration of investments
For                                          Against                                Abstain
46,115,869                              1,084,844                                516,637

2c-1:  Proposal to remove the fundamental policy relating to diversification of investments
For                                        Against                                Abstain
46,016,431                              1,189,787                                511,133

2d:  Proposal to revise the fundamental policy relating to lending
For                                          Against                                Abstain
46,041,620                              1,109,385                                566,345

2e:  Proposal to remove the additional fundamental policy relating to estate and commodities
For                                         Against                                Abstain
45,895,655                              1,266,236                                555,461

2f:  Proposal to revise the fundamental policy relating to senior securities
For                                         Against                                Abstain
45,994,685                              1,197,058                                525,608

2g:  Proposal to remove the additional fundamental policy relating to underwriting
For                                         Against                                Abstain
46,037,226                              1,109,611                                570,512

2r:  Proposal to convert the Fund’s investment objective from fundamental to non-fundamental
For                                          Against                                Abstain
45,491,603                              1,721,224                                504,523

2s:  Proposal to approve a change in the Fund’s investment objective
For                                          Against                                Abstain
46,061,788                              1,107,024                                548,538

Proposal 3:  To approve an Agreement and Plan of Reorganization that provides for the reorganization of a Fund from a Maryland corporation or Massachusetts business trust, as applicable, into a Delaware statutory trust.

For                                         Against                                Abstain
46,164,332                              1,106,977                                446,041